Exhibit 1.1
                                             EXECUTION COPY


                             CLASSNOTES TRUST 1997-I

                    $150,000,00 LIBOR RATE ASSET BACKED NOTES
                                  SERIES 1997-2


                             UNDERWRITING AGREEMENT

                                                            December 19, 1997


SALOMON BROTHERS INC
7 World Trade Center
33rd Floor
New York, New York  10048

FIRST UNION CAPITAL MARKETS CORP.
One First Union Center
Charlotte, North Carolina  28288

Dear Sirs:

          Trans-World Insurance Company, an Arizona corporation doing business as Educaid ("TWIC"), and ClassNotes, Inc., a Delaware corporation ("ClassNotes" and, together with TWIC, the "Companies"), each a wholly owned subsidiary of The Money Store Inc., a New Jersey corporation ("The Money Store"), have formed a trust known as ClassNotes Trust 1997-I (the "Trust") under the laws of the Commonwealth of Pennsylvania and the Companies propose to cause the Trust to sell to Salomon Brothers Inc and First Union Capital Markets Corp. (collectively, the "Underwriters"), pursuant to the terms of this Underwriting Agreement, $150,000,00 of Asset Backed Notes, Series 1997-2, Class A-4 (the "Notes"). It is understood that the Companies are entering into an underwriting agreement dated the date hereof (the "Auction Rate Underwriting Agreement") among the Companies, the Trust and Smith Barney Inc. providing for the sale of the Trust's $57,500,000 Asset Backed Notes, Series 1997- 2, Class A-5 $57,500,000 Asset Backed Notes, Series 1997-2 and Class A-6 (collectively, the "Auction Rate Notes"), This Agreement and the Auction Rate Underwriting Agreement are referred to herein collectively as, the "Underwriting Agreements."

          The York Bank and Trust Company, a Pennsylvania bank and trust company, will act as eligible lender trustee (the "Eligible Lender Trustee") of the Trust. The Notes will be issued under an indenture (the "Master Indenture") between the Trust and Bankers Trust Company, as indenture trustee ("Indenture Trustee"), as supplemented by a related Second Terms Supplement (the "Second Terms Supplement" and collectively with the Master Indenture, the "Indenture"). Upon issuance, the Notes will be secured by, among other things, Financed Student Loans (as defined in the Sale and Servicing Agreement referred to below) pledged to the Indenture Trustee and described in the Prospectus (as defined in Section 3 below). This Agreement, the Auction Rate Underwriting Agreement, the Sale and Servicing Agreement, the Indenture and the Indemnification Agreement dated December 24, 1997, among Ambac Assurance Corporation, The Money Store and the Underwriters shall collectively hereinafter be referred to as the "Basic Documents." Capitalized terms used herein without definition shall have the meanings ascribed to them in the First Supplemental Sale and Servicing Agreement dated as of December 24, 1997, the ("Sale and Servicing Agreement") among the Trust, the Companies, the Eligible Lender Trustee and The Money Store or the Prospectus.

          The Companies propose, upon the terms and conditions set forth herein, to cause the Trust to enter into an agreement (the "Terms Agreement") providing for the sale of the Notes to the Underwriters. The Terms Agreement shall specify, among other matters, the principal amount of the Notes to be sold to each Underwriter, the class designations, the interest rate for each such class and, if variable, the initial interest rate and the interest rate adjustment dates, any terms not otherwise specified in the Master Indenture, the price at which the Notes are to be purchased by the Underwriters or the method by which the price at which the Notes are to be purchased will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication among the Underwriters, the Companies, the Trust and The Money Store.

          The Companies, the Trust and The Money Store wish to confirm as follows this agreement with the Underwriters in connection with the purchase and resale of the Notes.

          1. AGREEMENTS TO SELL, PURCHASE AND RESELL. (a) The Trust hereby agrees, subject to all the terms and conditions set forth herein and in the Terms Agreement, to sell to the Underwriters, severally and not jointly, and, upon the basis of the representations, warranties and agreements of the Companies and The Money Store herein contained and subject to all the terms and conditions set forth herein and in the Terms Agreement, each of the Underwriters agrees to purchase from the Trust all of the Notes in the amounts, severally and not jointly, and at such respective purchase prices as may be described in the Terms Agreement executed by the Companies, the Trust, The Money Store and the Underwriters pursuant to the terms hereof.

     (b) It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

          2. DELIVERY OF THE NOTES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Notes to be sold pursuant to the Terms Agreement shall be made at the office of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, NY 10038, at 10:00 A.M., New York City time, on December 24, 1997 (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement among the Underwriters, the Trust and the Companies.

          The Notes will be delivered to the Underwriters against payment of the purchase price therefor to the Trust in Federal Funds, by wire, or such other form of payment as to which the parties may agree. Each Class of Notes will be evidenced by a single global security in definitive form and/or by additional definitive securities, and will be registered, in the case of the global Classes of Notes, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE MONEY STORE. The Companies and The Money Store represent and warrant to the Underwriters that:

          (a) A registration statement on Form S-3 (No. 333- 18877), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "SEC") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as amended or supplemented (including the base prospectus and any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act) are respectively referred to herein as the "Registration Statement" and the "Prospectus"; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

          (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement and the Terms Agreement, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriters specifically for use therein; and provided further, that neither the Companies nor The Money Store make any representations or warranties as to any information in any Computational Materials (as defined in Section 13 below) provided by any Underwriter to the Companies pursuant to Section 13, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Companies or The Money Store to the applicable Underwriter.

          (c) The Commission has not issued and, to the best knowledge of the Companies, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

          (d) As of each Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by the Companies or their affiliates for the consummation of the transactions contemplated by this Agreement and the Terms Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

          (e) The Master Indenture and the Second Terms Supplement relating to the Notes to be sold on the Closing Date (the " Second Terms Supplement") have been duly and validly authorized by the Trust and, upon their execution and delivery by the Trust and assuming due authorization, execution and delivery by the Trustee, will be valid and binding agreements of the Trust, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and conform in all material respects to the description thereof in the Prospectus.

          (f) The Notes have been duly authorized by the Trust and on the Closing Date, when executed by the Trust and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Trust entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the Notes will conform in all material respects to the description thereof in the Prospectus.

          (g) Each of TWIC, ClassNotes and The Money Store is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, the State of Delaware and the State of New Jersey, respectively, with full corporate power and authority to own, lease and operate its properties and to conduct its business as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of TWIC, ClassNotes or The Money Store, respectively.

          (h) The Trust is a business trust duly formed and validly existing under the laws of the Commonwealth of Pennsylvania with full power and authority to own and pledge its assets and to issue the Notes as described in the Prospectus.

          (i) There are no legal or governmental proceedings pending or, to the knowledge of the Companies or The Money Store, threatened, against the Companies, The Money Store or the Trust, or to which the Companies, The Money Store, the Trust or any of their respective properties is subject, that are not disclosed in the Prospectus or that will not be disclosed in any subsequent amendment or supplement to the Prospectus and which, if adversely decided, are reasonably likely to materially affect the issuance of the Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

          (j) Neither the offer, sale or delivery of the Notes by the Trust nor the execution, delivery or performance of this Agreement and the Terms Agreement by the Companies, the Trust and The Money Store nor the consummation by the Companies, the Trust and The Money Store of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents or bylaws of the Companies, the Trust or The Money Store or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Companies, the Trust or The Money Store is a party or by which the Companies, the Trust or The Money Store or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Companies, the Trust or The Money Store or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Companies, the Trust or The Money Store pursuant to the terms of any agreement or instrument to which any is a party or by which any may be bound or to which any of their respective properties is subject other than as contemplated by the Basic Documents.

          (k) The Companies, the Trust and The Money Store each have all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Terms Agreement; the execution and delivery of, and the performance by each of the Companies, the Trust and The Money Store of its respective obligations under, this Agreement have been duly and validly authorized by the Companies, the Trust and The Money Store, respectively, (and the execution, delivery of, and the performance by each of the Companies, the Trust and The Money Store of its respective obligations under, the Terms Agreement will be duly and validly authorized by the Companies, the Trust and The Money Store, respectively) and this Agreement has been and the Terms Agreement will be, duly executed and delivered by each of them and constitutes or in the case of the Terms Agreement, will constitute, the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

          (l) Each of the Companies has, and has no reason to believe that any facts exist which would result in the revocation or termination of, such permits, licenses, agreements, and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to originate hold and otherwise deal in Financed Student Loans, except to the extent that the failure to have such Permits would not have a material adverse effect on the ability of such Company to provide Financed Student Loans to the Trust.

          (m) Neither the Trust nor the Company is subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (n) The representations and warranties made by (i) the Trust in the Indenture and made in any officer's certificate of the Eligible Lender Trustee delivered pursuant to the Indenture and (ii) the Companies and The Money Store in the Sale and Servicing Agreement and made in any Officer's Certificate of the Companies or The Money Store will be true and correct at the time made and on and as of the Closing Date.

          4. AGREEMENTS OF THE COMPANIES AND THE MONEY STORE. The Companies and The Money Store agree with the Underwriters as follows:

          (a) In connection with the execution of the Terms Agreement, the Companies will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Companies deem appropriate in connection with the offering of the Notes, and the Companies will timely file such supplement to the prospectus with the SEC pursuant to Rule 424(b) under the Act, but the Companies will not file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters, or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof; the Companies will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky Law, as soon as the Companies are advised thereof, and will use their best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when the Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which such Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Companies promptly will prepare and file with the SEC, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance.

          (c) The Companies will immediately inform the Underwriters (i) of the receipt by the Companies or the Trust of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes and (ii) of the commencement of any lawsuit or proceeding to which either the Companies or the Trust is a party relating to the offering or sale of the Notes.

          (d) The Companies will furnish to the Underwriters, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriters may reasonably request.

          (e) No amendment or supplement will be made to the Registration Statement or Prospectus which the Underwriters shall not previously have been advised or to which it shall reasonably object after being so advised.

          (f) The Companies will cooperate with the Underwriters and with its counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file or cause the Trust to file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall either of the Companies or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (g) The Companies and the Trust consent to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Prospectus furnished by the Company.

          (h) To the extent, if any, that the rating or ratings provided with respect to a series of Notes by the rating agency or agencies that initially rate a series of Notes is conditional upon the furnishing of documents or the taking of any other actions by the Companies or the Trust, the Companies shall cause to be furnished such documents and such other actions to be taken.

          (i) So long as any of the Notes are outstanding, the Companies or the Trust will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Trust or the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder, and (ii) such other information concerning the Companies, The Money Store or the Trust as the Underwriters may request from time to time.

          (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Underwriters terminating this Agreement pursuant to Section 8 or Section 9 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Companies, the Trust or The Money Store to comply with the terms or fulfill any of the conditions of this Agreement, the Companies and The Money Store agree jointly and severally to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred in connection herewith, but without any further obligation on the part of the Companies or The Money Store for loss of profits or otherwise.

          (k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

          (l) Except as stated in this Agreement and in the Prospectus, neither the Companies, the Trust nor The Money Store has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

          5. INDEMNIFICATION AND CONTRIBUTION. (a) The Companies and The Money Store jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to any of the Underwriters furnished in writing to the Companies by or on behalf of an Underwriter expressly for use in connection therewith (including any Computational Materials prepared by such Underwriter, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Companies to the applicable Underwriter. The parties hereto agree that no Underwriter shall be under any liability to the Companies, The Money Store or any other person for Computational Materials prepared by any other Underwriter); PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling any Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes covered thereby by an Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final Prospectus relating to such series of Notes and such Underwriter sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented) if the Companies have previously furnished sufficient copies thereof to such Underwriter. The foregoing indemnity agreement shall be in addition to any liability which the Companies or The Money Store may otherwise have.

          (b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling such Underwriter in respect of which indemnity may be sought against the Companies or The Money Store, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Each Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both an Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriters or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriters and controlling persons not having actual or potential differing interests with the Underwriters or among themselves, which firm shall be designated in writing by the Underwriters, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Underwriters, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter, severally and not jointly agrees to indemnify and hold harmless the Companies, The Money Store and their respective directors and officers, and any person who controls the Companies or The Money Store within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Companies and The Money Store to the Underwriters set forth in paragraph (a) hereof, but only with respect to information relating to the Underwriters furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus (including any Computational Materials prepared by such Underwriter, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Companies or The Money Store to the applicable Underwriter. The parties hereto agree that no Underwriter shall be under any liability to the Companies, The Money Store or any other person for Computational Materials prepared by any other Underwriter). If any action, suit or proceeding shall be brought against the Companies or The Money Store, any of their respective directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against the Underwriters pursuant to this paragraph (c), the Underwriters shall have the rights and duties given to the Companies and The Money Store by paragraph (b) above (except that if the Companies or The Money Store shall have assumed the defense thereof the Underwriters shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriters' expense), and the Companies and The Money Store, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph
(b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies and The Money Store on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies and The Money Store on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Companies and The Money Store on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Companies bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Companies and The Money Store on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or The Money Store on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Companies and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 5, the Underwriters shall not be required to contribute any amount in excess of the amount received by the Underwriters over the price paid by the Underwriters for the Notes purchased by it and distributed to the public less the amount of any damages which the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Companies, The Money Store and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, the Companies or The Money Store or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, the Companies or The Money Store or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

          6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

          (a) All actions required to be taken and all filings required to be made by the Companies under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Companies or the Underwriters, shall be contemplated by the Commission.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Companies, The Money Store or the Surety Provider not contemplated by the Registration Statement, which in the opinion of the Underwriters, would materially adversely affect the market for the Notes, or (ii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of the Companies and their counsel or the Underwriters and its counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Notes.

          (c) The Underwriters shall have received on the Closing Date opinions of Squire, Sanders & Dempsey L.L.P., special Arizona counsel for the Companies, and Dean Blakey & Moskowitz, special counsel for the Companies, dated the Closing Date and addressed to the Underwriters in form and scope satisfactory to the Underwriters and its counsel.

          (d) The Underwriters shall have received on the Closing Date an opinion of Eric R. Elwin, Esq., General Counsel of the Companies and The Money Store, dated the Closing Date and addressed to the Underwriters in form and scope satisfactory to the Underwriters and its counsel.

          (e) The Underwriters shall have received on the Closing Date an opinion of Rhoads & Sinon LLP, counsel for the Eligible Lender Trustee, dated the Closing Date and addressed to the Underwriters in form and scope satisfactory to the Underwriters and its counsel.

          (f) The Underwriters shall have received on the Closing Date an opinion of counsel for Ambac Assurance Corporation (the "Surety Provider"), dated the Closing Date and addressed to the Underwriters in form and scope satisfactory to the Underwriters and its counsel.

          (g) The Underwriters shall have received on the Closing Date an opinion of White & Case, Esqs., counsel for the Indenture Trustee, dated the Closing Date and addressed to the Underwriters in form and scope satisfactory to the Underwriters and its counsel.

          (h) The Underwriters shall have received on the Closing Date an opinion or opinions of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, dated the Closing Date, and addressed to the Underwriters, in form and scope satisfactory to the Underwriters.

          (i) The Underwriters shall have received on the Closing Date from KPMG Peat Marwick LLP a letter dated the Closing Date, and in form and substance satisfactory to the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Student Loans and setting forth the results of such specified procedures.

          (j) (i) There shall not have been, since the respective dates as of which information is given in the Registration Statement (or any amendment or supplement thereto), except as may otherwise be stated therein, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Companies or of The Money Store, and (ii) all the representations and warranties of the Companies and The Money Store contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Underwriters shall have received a certificate, dated the Closing Date and signed by an executive officer of the Companies and The Money Store, to the effect set forth in this Section 6(j) and in Section 6(k) hereof.

          (k) Neither of the Companies nor The Money Store shall have failed at or prior to the Closing Date to have performed or complied with any of its respective agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (l) The Underwriters shall have received by instrument dated the Closing Date (at the option of the Underwriters), in lieu of or in addition to the opinions referred to in clauses (c) through (h) of this Section (6), the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents or to Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's").

          (m) Moody's and Standard & Poor's shall have rated each class of Notes "Aaa" and "AAA", respectively, and there shall not have been any announcement by Moody's or Standard & Poor's that (i) it is downgrading any of its ratings assigned to any class of Notes or (ii) it is reviewing its ratings assigned to any class of Notes with a view to possible downgrading, or with negative implications, or direction not determined.

          (n) The Surety Provider shall have provided (i) a Note Surety Bond relating to the Notes, (ii) a certificate dated the Closing Date and signed by an executive officer of the Surety Provider with respect to the accuracy of the information relating to the Surety Provider contained in the Prospectus and
(iii) a letter addressed to the Underwriters and dated the date hereof from KPMG Peat Marwick LLP, independent certified public accountants, consenting to the inclusion of its report on the financial statements of the Surety Provider in the Prospectus.

          (o) Deposits required by the Sale and Servicing Agreement into the Pre-Funding Account, Capitalized Pre-Funding Account and Capitalized Interest Account shall have been made.

          (p) The Companies shall have furnished or caused to be furnished to the Underwriters an executed copy of each of the Basic Documents and such further certificates and documents as the Underwriters shall have requested.

          (q) Simultaneously with or prior to the Closing Date, the Auction Rate Notes have been sold to Smith Barney Inc.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          Any certificate or document signed by any officer of the Companies or The Money Store and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Companies or The Money Store, respectively, to the Underwriters as to the statements made therein.

          7. EXPENSES. The Companies and The Money Store agree to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by them and the Trust of their respective obligations hereunder: (i) the preparation, printing or reproduction of the Registration Statement, each Prospectus and each amendment or supplement to any of them, this Agreement, the Terms Agreement and each other Basic Document; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) qualification of the Indenture under the Trust Indenture Act; (vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 3(h) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the fees and disbursements of (A) the Company's counsel, (B) the Underwriters' counsel (provided, however, that the Underwriters shall be responsible for such portion of such fees and disbursements as may be agreed upon between the Underwriters and the Money Store), (C) the Indenture Trustee and its counsel,
(D) the Surety Provider and its counsel and accountants, (E) the Eligible Lender Trustee and its counsel, (F) the Depository Trust Company in connection with the book-entry registration of the Notes and (G) KPMG Peat Marwick LLP, accountants for the Companies and issuer of the Comfort Letter; and (viii) the fees charged by Moody's and Standard & Poor's for rating the Notes.

          8. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Companies or The Money Store, by notifying the Underwriters, or by the Underwriters, by notifying the Companies.

          Any notice under this Section 8 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          9. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of the Underwriters to the Companies, the Trust or The Money Store, by notice to the Company, the Trust and The Money Store, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, as applicable, or to enforce contracts for the resale of the Notes by the Underwriters, (iv) legislation shall be enacted by the Congress of the United States or a decision by a court of the United States or the Tax Court of the United States shall be rendered, or an officially published ruling, regulation, proposed regulation or official statement by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or any other governmental agency shall be made, with respect to federal taxation upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the federal income tax consequences of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of counsel to the Underwriters materially affects the market price of the Notes, or (v) legislation shall be enacted by the Commonwealth of Pennsylvania, or a decision by a court of competent jurisdiction of the Commonwealth of Pennsylvania or any administrative tribunal of the Commonwealth of Pennsylvania or other governmental agency or department thereof shall be rendered with respect to taxation by the Commonwealth of Pennsylvania or any of its political subdivisions upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the tax consequences under Commonwealth of Pennsylvania tax law of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of counsel to the Underwriters materially affects the market price of the Notes. Notice of such termination may be given to the Company, the Trust and The Money Store, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          10. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth under the heading "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 5 hereof. Additional such information may be provided in connection with the purchase of additional series of Notes by the Underwriters for inclusion in any Prospectus Supplement and, if so, will be identified in the Terms Agreement.

          11. MISCELLANEOUS. Except as otherwise provided in Sections 4, 8 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Companies or The Money Store, at 3301 C Street, Suite 700-A, Sacramento, California 95816, Attention: President and at 2840 Morris Avenue, Union, New Jersey 07083, Attention: Chief Financial Officer, (ii) if to the Trust, to the Eligible Lender Trustee, c/o Dauphin Deposit Bank and Trust Company, 213 Market Street, Harrisburg, Pennsylvania 17101, Attention: Corporate Trust Office , (iii) if to Salomon Brothers Inc, 7 World Trade Center, 33rd Floor, New York, NY 10048, and (iv) if to First Union Capital Markets Corp., One First Union Center, Charlotte, North Carolina 28288.

          This Agreement has been and is made solely for the benefit of the Underwriters, the Companies, the Trust, The Money Store, their respective directors, officers, trustees and controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriters of any of the Notes in his status as such purchaser.

          12. DEFAULT BY ONE OF THE UNDERWRITERS. If any of the Underwriters shall fail on the Closing Date to purchase the Offered Certificates which it is obligated to purchase hereunder (the "Defaulted Certificates"), the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Certificates upon the terms herein set forth; if, however, the Non-Defaulting Underwriters shall have not completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          13. COMPUTATIONAL MATERIALS. (a) It is understood that any Underwriter may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with the Company's offering of the Offered Certificates, subject to the following conditions:

               (i) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No- Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

               (ii) As used herein, "Computational Materials" and the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

               (iii) Each Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter. Each Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 11(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. The Underwriters may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement.

               (iv) If an Underwriter does not provide any Computational Materials to the Company pursuant to subsection (a)(iii) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

               (v) In the event of any delay in the delivery by any Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection (a)(iii) above, the Company shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 11(b) to file the Computational Materials by the time specified therein.

               (vi) The Company shall file the Computational Materials (if any) provided to it by each Underwriter under Section 11(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than 10:00 a.m. on the date required pursuant to the Kidder/PSA Letters.

          14. APPLICABLE LAW; COUNTERPARTS. This Agreement, and the Terms Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

          This Agreement, and the Terms Agreement, may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement and the Terms Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement among the Companies, the Trust, The Money Store and the Underwriters.


                                        Very truly yours,

                                        CLASSNOTES TRUST 1997-I

                                        By: THE YORK BANK AND TRUST
                                            COMPANY, as Eligible Lender
                                            Trustee

                                        By: /s/ Richard H. Bass
                                            Name:  Richard H. Bass
                                            Title: Vice President

                                        TRANS-WORLD INSURANCE COMPANY


                                        By: /s/ Michael Benoff
                                            Name:  Michael Benoff
                                            Title: Senior Vice President

                                        CLASSNOTES, INC.


                                        By: /s/ Michael Benoff
                                            Name:  Michael Benoff
                                            Title: Senior Vice President


                                         THE MONEY STORE INC.


                                         By: /s/ Michael Benoff
                                             Name:  Michael Benoff
                                             Title: Executive Vice President


Confirmed as of the date first above mentioned.

SALOMON BROTHERS INC


By:/s/ John A. Hupalo
  Name:  John A. Hupalo
  Title: Director

FIRST UNION CAPITAL MARKETS CORP.


By:/s/ Joseph Parish
  Name: Joseph Parish
  Title:

                                                            Exhibit A


                          TRANS-WORLD INSURANCE COMPANY
                                CLASSNOTES, INC.

                         Auction Rate Asset Backed Notes

                                 TERMS AGREEMENT

                                                            Dated ______, 199_


To:  TRANS-WORLD INSURANCE COMPANY
     CLASSNOTES, INC.

Re:  Underwriting Agreement dated December __, 1997

Issuer:  ClassNotes Trust 1997-I

Series Designation:  Series 1997-2

TERMS OF THE NOTES:

                  FINAL                        ORIGINAL
                  MATURITY     PRINCIPAL       INTEREST     PRICE TO
CLASS             DATE         AMOUNT           RATE         UNDERWRITERS(1)
-----             --------     ---------       ---------    ---------------



---------

(1) Plus accrued interest, if any, at the applicable rate from _______________.

COLLATERAL:       The Student Loans to be included in the Collateral are as
                  described in Schedule A to the [Supplemental] Sale and Servicing Agreement.

CREDIT SUPPORT:   Note Surety Bond issued by Ambac Assurance Corporation.

INITIAL NOTE DISTRIBUTION DATES:

NOTE RATING:      "AAA" by Standard & Poor's Ratings Services, a division  of
                  The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors
                  Service, Inc.

FORM OF NOTES:    [Book entry] [definitive]

CLOSING DATE:     December __, 1997

Information Provided by the UNDERWRITERS in the Prospectus Supplement: "Underwriting"

SALOMON BROTHERS INC


By:_____________________________
   Name:
   Title:

FIRST UNION CAPITAL MARKETS CORP.

By:_______________________________
   Name:
   Title:


TRANS-WORLD INSURANCE COMPANY


By:_____________________________
   Name:
   Title:

CLASSNOTES, INC.


By:_____________________________
   Name:
   Title:

CLASSNOTES TRUST 1997-I

By: The York Bank and Trust
    Company, as Eligible Lender Trustee

By:_____________________________
    Name:
    Title:


THE MONEY STORE INC.


By:_____________________________
    Name:
    Title: